Exhibit 31.3
CERTIFICATION
I, Jon Feltheimer, certify that:
1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Lions Gate Entertainment Corp.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

DATE: February 21, 2013	By:	/s/ Jon Feltheimer
Name: Jon Feltheimer Title: Chief Executive Officer